                                                                  EXHIBIT 10(ii)

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT ("AGREEMENT"), dated as of August 21, 2000, is by and among ELINEAR, INC., a Delaware corporation formerly known as Kinetiks.com, Inc., and its wholly owned subsidiary, ELINEAR CORPORATION, a Colorado corporation, jointly and severally (hereinafter collectively referenced as "ELINEAR"), INOBBAR, L.L.C., a Florida limited liability company ("INOBBAR"), JAY VICKERS and JOHN KAERCHER (such individuals are together referred to as the "MEMBERS").

                                 R E C I T A L S

         WHEREAS, Elinear is engaged in Internet consulting and transaction management and software design and development, operating in the Denver, Colorado, Tampa, Florida, Fort Lauderdale, Florida, and Houston, Texas markets;

         WHEREAS, Elinear desires to discontinue its Tampa, Florida and Fort Lauderdale, Florida operations because of its repeated losses with respect to such operations and concentrate its efforts and resources in the Denver, Colorado and Houston, Texas markets;

         WHEREAS, Inobbar has been formed by the Members to engage in Internet consulting and transaction management and software design and development;

         WHEREAS, the Members are currently employed by Elinear;

         WHEREAS, Elinear desires to sell, transfer and assign, and Inobbar desires to purchase and assume, certain of Elinear's assets and liabilities relating to Elinear's operations in Tampa, Florida (the "TAMPA OPERATIONS"); and

         WHEREAS, in furtherance of Elinear's plan to exit the Tampa, Florida and Fort Lauderdale, Florida markets, Elinear and the Members desire to terminate the Members' employment relationships with Elinear and execute mutual releases upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1. BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF ASSETS. Effective as of the Effective Date (as defined in Section 1(c) hereof), Elinear agrees to sell, transfer, convey and deliver to Inobbar on the terms and subject to the conditions set forth herein, and Inobbar agrees to purchase from Elinear, the assets set forth on SCHEDULE 1(a) hereto (the "ASSETS"), which Assets shall be free and clear of any liens or



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encumbrances except as otherwise set forth herein. It is acknowledged and agreed that Elinear is retaining all accounts receivable outstanding as of the Effective Date.

         (b) ASSUMPTION OF LIABILITIES. Effective as of the Effective Date, Elinear shall assign to Inobbar, and Inobbar shall assume and become responsible for: (i) the Office Lease and Service Agreement entered into by Elinear for the office premises located at 2 Urban Centre, 4890 West Kennedy, Suite 600, Tampa, Florida 33609 (the "TAMPA OFFICE"), (ii) the Office Service Agreement for the office premises located at 600 North Pine Island Road, Suite 450, Plantation, Florida 33324 (the "PLANTATION OFFICE"), (iii) each lease obligation for equipment currently utilized in or by the Tampa Office or the Plantation Office (together, the "FLORIDA OFFICES") to which Elinear is a party; provided, however, that Inobbar's rights and obligations with respect to the DataReturn server shall be limited as described below, (iv) each contract or other obligation entered into by Elinear or Inobbar for services or equipment used in connection with the Florida Offices, (v) all obligations with respect to the Employees (as defined in Section 1(e) hereof) for paid time off ("PTO"), if any, accrued prior to the Effective Date, and all obligations with respect to the Employees arising from and after the Effective Date including severance, if any, and (vi) all other obligations and liabilities relating to the Florida Offices arising from and after the Effective Date. Inobbar and the Members on the one hand and Elinear on the other hand, shall provide all information to the other party(ies) necessary to set forth with specificity the assumed obligations on a schedule to the Assignment and Assumption Agreement to be delivered at Closing in accordance with Section 1(f) hereof.

         Effective as of the Effective Date, Elinear shall sublicense and assign to Inobbar, on a non-exclusive basis, Elinear's rights to use the DataReturn server pursuant to that certain agreement by and between the owner of the DataReturn server and Elinear (the "DATARETURN AGREEMENT"), which rights of use shall be shared with Elinear and its clients and shall be to the extent permitted under the DataReturn Agreement and/or as permitted by the owner of the DataReturn server. Such rights of use shall extend from the Effective Date until the expiration date of the DataReturn Agreement. During such period, Inobbar shall be responsible for fifty percent (50%) of the monthly base fee for the DataReturn server and fifty percent (50%) of the cost of any maintenance charges, sales taxes or other fees, taxes, charges or expenses not tied to server usage due to the DataReturn server's owner pursuant to the DataReturn Agreement, and Elinear shall be responsible for the remaining fifty percent (50%) of such base fee, charges, taxes and expenses. In the event that (and for so long as) Elinear, Inobbar or their respective clients use available space on the DataReturn server in excess of the available space provided as part of the base rate, each of the parties shall pay a percentage of the aggregate fees, taxes, charges and expenses due under the DataReturn Agreement for the applicable billing period equal to the percentage share of space utilized by such party or its clients on the server during such billing period and the other party shall pay the balance of such aggregate fees, taxes, charges and expenses due under the DataReturn Agreement. All payments due from Inobbar with respect to its use of DataReturn server shall be paid within five (5) days of invoice of the same by Elinear. In the event that the parties hereto or their clients utilize space on the DataReturn server in excess of the available space provided as part of the base rate, Elinear shall in good faith make the determination as to the proportionate use of the server by the parties and shall provide to Inobbar all back up documentation concerning its determination (including the DataReturn bill) along with its invoice described in the immediately preceding sentence. All fees, taxes, charges and expenses due under the DataReturn




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Agreement for the month of August, 2000 shall be prorated from the Effective
Date through August 31, 2000 and Inobbar shall reimburse Elinear such amount at the Closing.

         It is the parties' understanding that no leases for equipment are currently in effect with respect to equipment currently located or to be located in the future at the Florida Offices. In the event that any of the Members or the Employees (as defined in Section 1(e) hereof) have caused Elinear to become a party to such equipment lease arrangements, Inobbar shall indemnify and hold Elinear harmless from such lease obligations and shall use its best efforts to cause each lessor of equipment to release Elinear from any further obligations or liabilities under such equipment leases, which best efforts shall include, without limitation, the personal guaranties of the Members if requested by the lessors. At Closing, Inobbar shall reimburse Elinear in an amount equal to the aggregate of any security deposits held by the real property or equipment lessors and not returned to Elinear at the time of Inobbar's assumption of the lease obligations.

         (c) CLOSING AND EFFECTIVE DATE. The transactions contemplated by this Agreement shall close (the "CLOSING") when all closing deliveries set forth in
Section 1(f) hereof are fully executed and/or delivered by the parties, but no later than September 21, 2000. The effective date of the Closing of the transactions contemplated by this Agreement shall be August 21, 2000 (the "EFFECTIVE DATE").

         (d) CONSIDERATION. In addition to the assumption of liabilities set forth above, the consideration to be given by Inobbar to Elinear in connection with the purchase of the Assets, the releases set forth in this Agreement and the licenses granted pursuant to this Agreement, shall be Jay Vickers' options to acquire Nine Hundred Thirty-Three Thousand Three Hundred Thirty-Three (933,333) shares of Elinear's common stock (the "OPTION CONSIDERATION") granted pursuant to that certain Stock Option Agreement dated as of April 4, 2000, by and between Jay Vickers and Elinear (the "VICKERS OPTION AGREEMENT"). For purposes of this Agreement, the parties have set a value of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) with respect to the Option Consideration.

         (e) EMPLOYEES. Effective as of the Effective Date, the Members and each of the other employees of Elinear set forth on SCHEDULE 1(E) hereto which Elinear employed to provide services for Elinear's Tampa, Florida and Plantation, Florida locations (collectively, the "EMPLOYEES") shall be deemed terminated without cause as employees of Elinear and hired as employees of Inobbar. From and after the Effective Date, Inobbar shall be responsible for paying salaries, providing fringe benefits and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or other withholding required by applicable law or governmental requirement. Elinear shall remain liable for salary and required withholding that accrued prior to the Effective Date and for fringe benefits, other than PTO, that accrued prior to the Effective Date. Effective as of the Effective Date, Inobbar shall maintain appropriate workers' compensation coverage for all of the Employees and other personnel employed by Inobbar and comprehensive general liability insurance covering Inobbar and all of the Employees and all of its other personnel. Elinear shall satisfy any salary or fringe benefit obligations, other than PTO, accrued prior to the expiration of the Effective Date and Inobbar shall use its best efforts to obtain from each of the Employees a release in the form attached as EXHIBIT 1 (collectively, the "EMPLOYMENT RELEASES") of Elinear from all of such liabilities and from any and all other liabilities of any kind or nature related to Elinear's employment of the Employees. In the event that




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Inobbar does not obtain an Employment Release with respect to any particular
Employee: (i) such Employee shall be considered an individual which Inobbar may not hire or engage pursuant to Section 9(a) hereof, and (ii) if in fact Inobbar does hire such individual in violation of this Section and Section 9(a) hereof, Inobbar shall indemnify and hold Elinear harmless from any claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature brought by such Employee; such relief to be in addition to any other remedies in equity or at law available to Elinear. Upon Closing, any non-competition, non-disclosure and non-solicitation covenants between and among Elinear and the Employees (who sign the Employment Releases) set forth in their employment agreements shall be terminated and shall be of no further force or effect.

         (f)      DELIVERIES AT CLOSING.

                  (1) At the Closing, Elinear shall deliver to Inobbar and the Members the following:

                           (a) A Bill of Sale in the form attached to this Agreement as EXHIBIT 2;

                           (b) Assignments and Assumptions of Leases\Office Service Agreements for the Florida Offices in the forms attached to this Agreement as
                                    EXHIBIT 3 and EXHIBIT 4;

                           (c) Consents of the lessors or sublessors of the Florida Offices in the forms attached to this Agreement as EXHIBIT 5 and EXHIBIT 6;

                           (d) An Assignment and Assumption Agreement in the form attached to this Agreement as
                                    EXHIBIT 7;

                           (e) An Amendment to the Vickers Option Agreement cancelling the options constituting the Option Consideration in the form attached to this Agreement as EXHIBIT 8;

                           (f) A Software and Service Mark License for the use by Inobbar of the WebCAS software in the form attached to this Agreement as EXHIBIT 9;

                           (g) A reconciliation of amounts owed to and from each of the parties;

                           (h) Such other instruments of sale, transfer, conveyance and assignment as Inobbar may reasonably request; and

                           (i) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

                  (2) At the Closing, Inobbar and the Members shall deliver to Elinear the following:

                           (a)      The Assignments and Assumptions of
                                    Leases\Office Service Agreements for the
                                    Florida Offices.

                           (b)      The Assignment and Assumption Agreement;

                           (c)      The Employment Releases;

                           (d) The reimbursement for security deposits contemplated by Section 1(b) hereof;

                           (e)      The Amendment to the Vickers Option
                                    Agreement;

                           (f)      The Software and Service Mark License;

                           (g) A reconciliation of amounts owed to and from each of the parties;





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


                           (h) Such other instruments of assumption as Elinear may reasonably request; and

                           (i) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

         SECTION 2. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF ELINEAR. Elinear hereby represents and warrants to Inobbar and the Members that the following are true and correct as of the Closing:

                  (i) Elinear is duly authorized to execute, deliver and perform this Agreement and any other agreement contemplated hereby, and to consummate the transactions contemplated hereby. The Agreement and each other agreement contemplated hereby are the legal, valid and binding obligations of Elinear, enforceable against it in accordance with their respective terms.

                  (ii) The information provided by Elinear with respect to the assumed liabilities to be set forth in the Assignment and Assumption Agreement to be delivered at Closing will be true and correct in all respects.

                  (iii) Elinear owns and has marketable title to the Assets, and the Assets shall be transferred to Inobbar at Closing free and clear of all liens and encumbrances whatsoever.

         (b) REPRESENTATIONS AND WARRANTIES OF INOBBAR AND THE MEMBERS. Inobbar and the Members jointly and severally hereby represent and warrant to Elinear that the following are true and correct as of the Closing:

                  (i) Inobbar is duly authorized to execute, deliver and perform this Agreement and any other agreement or instrument contemplated hereby, and to consummate the transactions contemplated hereby. The Agreement and each other agreement contemplated hereby are the legal, valid and binding obligations of Inobbar and the Members, enforceable against each such party in accordance with their respective terms.

                  (ii) Except as set forth on SCHEDULE 2(b)(ii) hereto: (a) there are no prepaid expenses, unbilled accounts receivable, unbilled services or similar items relating to the Florida Offices or the operations of Elinear in the Tampa, Florida or Fort Lauderdale/Plantation, Florida markets, (b) none of the Members or any individuals acting at the direction of the Members have deposited or otherwise disposed of any revenue collected by or on behalf of Elinear other than in Elinear's bank accounts, and (c) all ledger entries and other information provided by or on behalf of the Members to Elinear with respect to any revenue collected by or on behalf of Elinear since the date of the opening of the Tampa Office, have been complete and accurate in all respects.

                  (iii) Except as set forth in the Assignment and Assumption Agreement delivered in accordance with Section 1(f) hereof, none of Inobbar or the Members have incurred any commitments, obligations or liabilities on behalf of or in the name of Elinear which remain unsatisfied or unfulfilled since the date of the opening of the Tampa Office, except for: (a) the sublease




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arrangement for the office premises located at 600 North Pine Island Road,
Plantation, Florida, 33324 on the fourth floor by and between Elinear and American Superior Insurance Company, and (b) such other commitments, obligations and liabilities disclosed to Jon Ludwig or William Ivins prior to the Closing or of which Jon Ludwig or William Ivins are otherwise aware by the Closing.

                  (iv) The information provided by the Members and Inobbar with respect to the assumed liabilities to be set forth in the Assignment and Assumption Agreement to be delivered at Closing will be true and correct in all respects.

         SECTION 3. NONDISPARAGEMENT COVENANTS. Elinear, Inobbar and the Members mutually agree that they shall not at any time make or publish any negative, critical or disparaging comments or statements, whether written or oral, about Elinear, Inobbar or the Members, or their respective officers, directors, employees, shareholders, members or managers.

         SECTION 4. ELINEAR STOCK OPTIONS.

         (a) MEMBERS' STOCK OPTIONS. All Stock Option Agreements between Elinear and the Members shall be deemed to be terminated as of the Effective Date, except as provided in the Vickers Option Agreement (which shall be amended pursuant to the Amendment to Stock Option Agreement described in Section 1(f) hereof).

         (b) STOCK OPTIONS OF EMPLOYEES. All Stock Option Agreements, if any, between Elinear and any Employees other than the Members shall be deemed to be terminated as of the Effective Date.

         SECTION 5. INDEMNIFICATION.

         (a) INDEMNIFICATION FOR BENEFIT OF ELINEAR. Inobbar and the Members, jointly and severally, shall defend, indemnify and hold Elinear and its officers, directors, employees and agents harmless from and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by Inobbar or the Members of any of their representations or warranties herein, and Inobbar and the Members shall severally defend, indemnify and hold Elinear and its officers, directors, employees and agents harmless from and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by Inobbar or the Members of any of their respective obligations or agreements herein.

         (b) INDEMNIFICATION FOR BENEFIT OF INOBBAR AND MEMBERS. Elinear shall defend, indemnify and hold the Members, Inobbar and its officers, managers, members, employees and agents harmless from and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by Elinear of any of its obligations, agreements, representations or warranties herein.

         SECTION 6. MUTUAL RELEASES.  Effective upon the Closing:




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         (a) The Members and Inobbar, and their respective successors and assigns do hereby release and forever discharge Elinear and its officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of the Closing, which the Members or Inobbar may have or claim to have, whether known to them or not, against Elinear, except for the obligations under this Agreement, the Vickers Option Agreement, as amended pursuant to the Amendment contemplated by this Agreement, or the documents referenced in Section 1(f) above. Except as specifically set forth in this Section 6, this release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

         (b) Elinear and its successors and assigns do hereby release and forever discharge each of the Members and Inobbar, and their respective officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of the Closing, which Elinear may have or claim to have, whether known to them or not, against the Members or Inobbar, except for the obligations under this Agreement or the documents referenced in Section 1(f) above. Except as specifically set forth in this Section 6, this release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

         This Section 6 shall be of no force or effect until Closing.

         SECTION 7. NO ASSIGNMENT OF CLAIMS. Each of the parties warrants and represents that no part of any of the above asserted or assertable claims have been assigned or transferred, and that he or it has full, exclusive and unencumbered right, title and interest in and to them.

         SECTION 8. NO PRIOR BREACH. By executing this Agreement, the parties hereto are not acknowledging a breach of any agreement between the parties and affirm that the parties have mutually agreed not to continue the previously established business relationships referred to herein, except as otherwise provided herein.

         SECTION 9. COVENANTS NOT TO COMPETE.

         (a) COVENANT NOT TO COMPETE OF INOBBAR. Inobbar and the Members acknowledge and recognize the highly competitive nature of Elinear's business, that the continued patronage of Elinear's Clients (as hereinafter defined) constitutes a substantial asset of Elinear having been acquired through considerable time, money and effort and that Elinear would not have entered into this Agreement without the covenants set forth herein. Accordingly, Inobbar and the Members agree that for a period of one (1) year after the Effective Date (the "RESTRICTED PERIOD"), none of Inobbar or the Members shall individually or with others, directly or indirectly: (i) compete with Elinear by soliciting, inducing or influencing any of Elinear's Clients to discontinue or reduce the extent of such relationship with Elinear or to conduct business with Inobbar; or
(ii) recruit, solicit or otherwise influence any existing employee, independent contractor, computer programmer or agent of Elinear, other than the Employees, to discontinue such employment, contractual or agency relationship with Elinear.




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         (b) ELINEAR'S CLIENTS. For the purposes of this Agreement "Elinear's
Clients" shall be deemed to be those individuals, associations or business entities reflected on SCHEDULE 9(B) attached hereto, which currently do business with Elinear or which are current prospects of Elinear.

         (c) COVENANT NOT TO COMPETE OF ELINEAR. Elinear acknowledges and recognizes the highly competitive nature of business to be conducted by Inobbar and that none of Inobbar or the Members would have entered into this Agreement without the covenants set forth herein. Accordingly, Elinear agrees that during the Restricted Period it shall not individually or with others, directly or indirectly: (i) compete with Inobbar by soliciting, inducing or influencing any of Inobbar's Clients to discontinue or reduce the extent of such relationship with Inobbar or to conduct business with Elinear; or (ii) recruit, solicit or otherwise influence any employee, independent contractor computer programmer or agent of Inobbar to discontinue such employment, contractual or agency relationship with Inobbar.

         (d) INOBBAR'S CLIENTS. For the purposes of this Agreement, Inobbar's Clients shall be deemed to be those individuals, associations or business entities reflected on SCHEDULE 9(D) attached hereto, which currently do business with Inobbar or which are current prospects of Inobbar.

         (e) SEVERABILITY. If any provision, or part thereof, of this Agreement is held to be unenforceable in any respect, such unenforceability will not affect any other provision hereof, but this Agreement will be reformed, construed and enforced as if such unenforceable provision had never been contained herein. If any court determines that any provision of this Section 9 is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         SECTION 10. REMEDIES. The parties agree that a breach of this Agreement by any party shall result in immediate and irreparable harm to the other party hereto. Accordingly, the parties agree that the non-defaulting parties may seek and obtain injunctive or other equitable relief as against the defaulting party hereunder, without posting bond or other security, in addition to any other remedies available at law or in equity.

         SECTION 11. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by the laws of the State of Florida without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement is waived.

         SECTION 12. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement reflects the entire agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by all of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



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         SECTION 13. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto.

         SECTION 14. ATTORNEYS' FEES. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees incurred, including, but not limited to, costs and fees incurred in any investigations, trials, bankruptcies and appeals.

         SECTION 15. EXPENSES; DOCUMENTARY TAXES. Each of the parties shall be responsible for and will pay his or its own expenses incurred in connection with the negotiation of the transactions contemplated hereunder.

         SECTION 16. DISCLAIMER OF WARRANTIES. THE ASSETS SHALL BE TRANSFERRED TO INOBBAR "AS IS, WHERE IS" WITH NO WARRANTIES OR REPRESENTATIONS OTHER THAN TITLE AND OWNERSHIP. ELINEAR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE ASSETS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         SECTION 17. FURTHER ASSURANCES. From and after the Effective Date, upon the reasonable request of any party, the other party(ies) shall execute and deliver such instruments, documents and other writings as may be reasonably necessary to effectuate the intent and purpose of this Agreement.

         SECTION 18. FULL ACCESS. After the Effective Date, Inobbar and the Members shall provide Elinear with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to the books of account and records of Inobbar for the period from the date of the Tampa Office was opened until the Effective Date, and Elinear and its representatives shall have the right to make copies of such books and records.

         SECTION 19. ACCESS TO WEBSITE AND E-MAIL. For a period of eight (8) weeks after the Effective Date, Elinear shall provide Inobbar, the Members and the Employees other than the Members access to and use of Elinear's Website for Inobbar's legitimate business purposes and access to and use of Elinear's e-mail infrastructure by such individuals.

         SECTION 20. COOPERATION. Each of the parties hereto will cooperate with the other in all respects, and each of the parties will execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Such cooperation shall include, without limitation, assistance to Elinear by the Members and Inobbar as necessary in conjunction with any audits of Elinear's financial statements, including the timely completion of information requests or other inquiries as required by Elinear or its auditors.

         SECTION 21. ACKNOWLEDGMENT. Elinear, Inobbar and the Members each acknowledge their consent to the legal representation of Elinear by Shumaker, Loop & Kendrick, LLP in connection with this Agreement and the transactions





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contemplated hereby, and hereby waive any conflict of interest that may result from such representation. Elinear, Inobbar and the Members each further acknowledge that they have been advised that it may be in their best interests to retain their own independent legal counsel to represent them in connection with this Agreement.

         The parties hereto have executed this Agreement as of the date first above written.

                            ELINEAR, INC

                            By:      /s/ Jon Ludwig
                                --------------------------------------------
                                     Jon Ludwig, its Chief Executive Officer

                            ELINEAR CORPORATION

                            By:      /s/ Jon Ludwig
                                --------------------------------------------
                                     Jon Ludwig, its President

                            INOBBAR, L.L.C.

                            By:      /s/ Jay Vickers
                                --------------------------------------------
                                     Jay Vickers, its Manager

                                     /s/ Jay Vickers
                                --------------------------------------------
                                     Jay Vickers, individually

                                     /s/ John Kaercher
                                --------------------------------------------
                                     John Kaercher, individually



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                                  SCHEDULE 1(a)

                                     ASSETS

         (a) all equipment, furniture, furnishings and fixtures listed on the attached SCHEDULE 1(a)-A which are currently located at the Florida Offices;

         (b) all supplies located at the Florida Offices;

         (c) all leases of instruments, equipment, furniture, machinery and other items of tangible personal property (including rights to any security deposits with respect to such leases) relating primarily to the Florida Offices to the extent that such leases are transferable;

         (d) the customer accounts for the current and potential customers listed on SCHEDULE 9(d); provided, however, that the foregoing does not include any rights to collect or receive accounts receivable of Elinear outstanding as of the Effective Date;

         (e) to the extent permitted by applicable law, all rights under any written or oral contract, agreement, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization held or entered into by Elinear and relating primarily to the Florida Offices; provided, however, that the foregoing does not include any rights to collect or receive accounts receivable of Elinear outstanding as of the Effective Date;

         (f) the rights to all telephone numbers used at the Florida Offices;

         (g) all warranties and guaranties made or provided by third parties to or for the benefit of Elinear with respect to any of the assets described in this Schedule 1(a);

         (h) copies (but not originals) of all books and records of Elinear located at the Florida Offices, including, without limitation, all credit records, payroll records, computer records, data bases, contracts, agreements, operating manuals, schedules of assets, correspondence, books of account, files, papers, books and all other public and confidential business records, whether such records are in hard copy form or are electronically or magnetically stored;

         (i) copies (but not originals) of all information, files, records, data, plans, contracts and recorded knowledge, including supplier lists and employee records held by Elinear related to the foregoing and the operation of the Florida Offices or which are located at the Florida Offices; and

         (j) the amounts owed by certain employees of Elinear to Elinear which are described on the attached SCHEDULE 1(a)-B.

                                  SCHEDULE 1(e)

                                    EMPLOYEES


See list annexed hereto.


1.   John Kercher

2.   Jon Campbell

3.   Michael Grady

4.   Andy Curry

5.   Mohammed Tasheen

6.   Byron Gillin

7.   Chris Herring


Jay Vickers was terminated by Jon Ludwig and is not considered an Elinear employee.

                               SCHEDULE 2(b)(ii)
                               PREPAID EXPENSES


             Description                                  Amount
             -----------                                  ------

             Byron Past Draw                               1,500
             DigiChat Software for Shula's                   495
             50% of Tampa Non-Lease Costs for August         621
             Jay Expense Report                           12,162
                                                          ------

             Total                                        14,778
                                                          ======

                                 SCHEDULE 9(b)
                               ELINEAR'S CLIENTS
                     PROTECTED CLIENT LIST -HOUSTON/DENVER



Academy Sports and Out...                      JCIT
Administaff                                    JD Edwards
Anchor Offices                                 Managed Storage
Athletic Link                                  NCI Building Systems LP
AVCA                                           NCBA
AWWA                                           One Source (Stacey Jordon)*
Baxa Corporation                               Pacific Union College
BMC Software                                   Prairie View A & M University
Boulder Weekly                                 Prologis
Chateau Communities                            Pulmonary Data Service
Chevron                                        Rackspace.Com
City of Houston Police Dept.                   Royal and Sun Alliance Royal Gold
Coastal Corporation                            Samsonite
Colorado State Bank                            Santa Fe Snyder Corporation
Convergent Communications                      Spring Branch Independen...
Coors                                          Stage Stores
Duke Communications                            State of Colorado
EDS                                            Stevinson Automotive
Eott Energy Partners LLP                       STS Hotel Net
Evolving Systems                               SullivanHayes
e-z conference                                 Sun Educational Services**
First Trust                                    Tactical Marketing
Garage Door Services                           TeleClip
Harris County Central Tec..                    Texas Procurement Center
Hauser                                         The Family Neighborhood
Highlands Insurance Com...                     UnitedGlobalCom
Hines                                          Universal Compression, Inc.
Hire Intelligence                              Western Geophysical
Holme Roberts & Owen                           Western Union Internet
Houston Community College                      Wild Oats
Houston Independent School District            WorldsAbove.com
Information Handling Services (IHS)

* The inclusion of One Source and Stacey Jordon on Elinear's Client List does not prohibit Inobbar from soliciting the business of, or accepting business from, Outback Steakhouses (of which Stacey Jordan is affiliated).

** The inclusion of Sun Educational Services on Elinear's Client List does not prohibit Inobbar from soliciting the business of, or accepting business from, Sun Microsystems or its other affiliates.

                                  SCHEDULE 9(d)
                                INOBBAR'S CLIENTS


Adelphia Communications                   Lazydays RV
Alliant Defense Electronics               Palm Beach County Govt
ANC Rental Corporation                    Paramount Dental Plan
Apartmentsearch.cc                        Pediatrix Associates
Automotive Computer Technology            Pinnacle
Broward County Sherrif's                  Productivity Point International
Broward County Govt                       Publix
Miami Dade County Govt                    Service America
C & W Leasing                             Show Tenders
Ceridian Benefits                         Don Shula Inc
Cinnabar                                  Shula's Steak House
City of Coconut Creek                     Shula's Hotel and Golf Club
City of Orlando                           Shula's Steak House
City of Plantation                        Spherion
City of St. Petersburg                    Suncentury.com
Comcar Industries                         Sykes Enterprises
Elcotel                                   The Travel Zone.com
First National Bank of Florida            The Travel Zone.com
Graham Companies                          Umstead Auctioneers
GSN                                       Univision Holdings Inc
Home Shopping Network                     User Technology Group
IFC Holdings                              Watson Clinics
KidsNet                                   Westminster Academy
                                          MSE Technology





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